Exhibit 3.67(a)
FORM BCA 2-10 (rev. Dec. 2003) ARTICLES OF INCORPORATION Business Corporation Act Jesse White, Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-9522 (217) 782-6961 http://www.cyberdriveillinois.com Remit payment in the form of a cashier check, certified check, money order or an illinois attorney's or CPA's check payable to the Secretary of State. SEE NOTE 1 TO DETERMINE FEES Filing Fee: $150.00 Franchise Tax $25 Total $175 File #6424-3691 Approved Submit in duplicate Type or Print clearly in black ink Do not write above this line 1. CORPORATE NAME: USP Midwest, Inc. (The corporate name must contain the word "corporation", "company", "incorporated", "limited" or an abbreviation thereof) 2. Initial Registered Agent: C T Corporation System first name Middle Initial Last name Initial Registered Office: 208 S LaSalle Street, Suite 814 Number Street Suite # (A.P.O. BOX ALONE IS NOT ACCEPTABLE) Chicago IL 60604 Cook City Zip Code Country 3. Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.) To engage in any and all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act. 4 Paragraph 1: Authorized Shares, Issued Shares and Consideration Received: Class Number of Shares Number of Shares Consideration to be Authorized Proposed to be issued Received Therefor Common 1,000 1,000 $ 1.00 Total = $ 1.00 Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are; (If not sufficient space to cover this point, add one or more sheets of this size.) (over) C-162.23

5. OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify: Name Address City, State, Zip 6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $_____ (b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $______ (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $_______ (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $_______ 7. OPTIONAL: OTHER PROVISIONS Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc. 8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S) The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true: Dated May 19 , 2005 (Month & Day) Year Signature and Name Address 1. 1. 15305 Dallas Parkway, Suite 1601 Signature Street Dallas, TX 75001 (Type or Print Name) City/Town State ZIP Code 2. 2. Signature Street (Type or Print Name) City/Town State ZIP Code 3. 3. Signature Street (Type or Print Name) City/Town State ZIP Code (Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer's name and title beneath signature. Note 1: Fee Schedule Note 2: Return to: The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented (Firm Name) in this State, (Minimum initial franchise tax is $25) ([invisible]) The filing fee is $150 (Mailing Address) The minimum total due (franchise tax + filing fee) is $175. (City, State, ZIP Code)